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                                                                    EXHIBIT 23.6

CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of HealthPlan Services Corporation on Form S-3 of our report dated December 2, 1994, on our audits of the financial statements of HealthPlan Services Division (formerly Plan Services Division, a wholly-owned division of The Dun & Bradstreet Corporation), as of September 30, 1994 and for the nine-month period ended September 30, 1994 and the year ended December 31, 1993 which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."


                                          COOPERS & LYBRAND L.L.P.

Tampa Florida

February 13, 1997